Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form F-4 of our report dated November 13, 2024, relating to the consolidated financial statements of Youlife Group Inc., appearing in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ OneStop Assurance PAC

Singapore

March 21, 2025

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form F-4 of our report dated July 15, 2024, except for the effects on the financial statements of the restatement described in Note 2.2, as to which the date is September 27, 2024, relating to the consolidated financial statements of Youlife International Holdings Inc., appearing in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ OneStop Assurance PAC

Singapore

March 21, 2025